SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST
EVENT REPORTED): May 21, 2007

VERTIS, INC.
d/b/a Vertis Communications
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	333-97721	13-3768322
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 WEST PRATT STREET	21201
BALTIMORE, MARYLAND	(Zip Code)
(Address of Principal Executive Offices)

(410) 528-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                       DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Barry C. Kohn as Chief Financial Officer

On May 21, 2007, the board of directors of Vertis, Inc. (“Vertis” or the “Company”) appointed Barry C. Kohn, age 52, as chief financial officer.  Mr. Kohn joins Vertis after serving as chief financial officer of United Plastics Group from 2005 to 2006 and Aftermarket Technology Corporation from 1999 to 2004.  Prior to his role at Aftermarket, Mr. Kohn also held executive positions, including chief financial officer, at Grimes Aerospace Company.

The Company paid Mr. Kohn approximately $114,000 in consulting fees and expenses in 2007 for consulting services performed for the Company.

The Company is in the process of negotiating an employment agreement with Mr. Kohn.

Transition of Stephen E. Tremblay

Effective May 21, 2007, Mr. Stephen E. Tremblay transitioned from his position as chief financial officer to senior vice president, corporate development.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1     Press Release, dated May 21, 2007, issued by Vertis, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

By:	/s/ JOHN V. HOWARD, JR.
	Name:	John V. Howard, Jr.
	Title:	Secretary

Date: May 21, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 21, 2007, issued by Vertis, Inc.